                                                                  EXHIBIT (e)(1)


                            QUASAR DISTRIBUTORS, LLC
                            615 EAST MICHIGAN STREET
                               MILWAUKEE, WI 53202
                                KENSINGTON FUNDS
                            SELLING/SERVICE AGREEMENT

         This Agreement is entered into between ____________ ("Dealer") and the party or parties listed on the signature page to this Selling/Service Agreement ("Fund Agent(s)").

         WHEREAS, the Fund Agent(s) coordinate shareholder and distribution services and recordkeeping and administrative services for the investment companies listed on Schedule C hereto (collectively, the "Funds" and each a "Fund");

         WHEREAS, Dealer has expressed interest in participating in the fee-based program(s) of Fund Agent(s) described on Schedule A, Schedule B, or both (this Selling/Service Agreement, Schedule A, Schedule B and Schedule C are collectively referred to as the "Agreement");

         NOW THEREFORE, Dealer and the Fund Agent(s) agree as follows:

                         ARTICLE I - PAYMENTS TO DEALER

         (A) During the term of this Agreement, Fund Agent(s) or their affiliates will make payments to Dealer as set forth in Schedule C, respectively, as compensation for the services described herein and in Schedules A and B, respectively.

                    ARTICLE II - SERVICES PROVIDED BY DEALER

         (A) Dealer will transmit to the Funds purchase and redemption orders on behalf of holders of shares of beneficial interest in the Funds ("Shareholders").

         (B) Dealer will (1) maintain and preserve all records required by law to be maintained and preserved in connection with the services; (2) upon request by the Fund or Fund Agent(s), promptly make such records available to the Fund or Fund Agent(s); (3) promptly notify the Fund or Fund Agent(s) if Dealer experiences any difficulty in maintaining the records described in (1) in an accurate and complete manner.

         (C) Dealer will cause Customers to (1) ensure that Shareholders whose shares of beneficial interest ("Shares") Customers are holding as record owners receive prospectuses to the extent required by law and statements of additional information upon their request; (2) effect delivery to such Shareholders of copies of any amended prospectus or prospectus supplement as soon as reasonably practicable upon request of Fund Agent(s); and (3) effect delivery to such Shareholders of copies of the periodic financial reports and proxy solicitation materials of the Funds. Fund Agent(s) agree to deliver to Customers as many copies of the prospectuses and related statements of additional information, periodic financial reports and proxy solicitation materials as Customers may reasonably request in order to comply with this Subsection.



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         (D) Dealer will obtain or cause to be obtained any taxpayer identification number certification form from its Customers required under
Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable regulations of the Department of Treasury, and will provide Fund Agent(s), or their respective designees, with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

                        ARTICLE III - SALE OF FUND SHARES

         (A) Orders for the purchase, redemption and exchange of Shares ("Instructions") will be executed at net asset value ("NAV") plus the applicable initial sales load, if any, in each case as described in the prospectus of the Fund; provided however, that this Subsection will apply to orders for the purchase of Shares only if the requirements of Subsection (B) below are not satisfied. Any applicable redemption fee or deferred sales charge will be deducted by the Fund prior to the transmission of the redemption proceeds to Dealer or Customers. Fund Agent(s) and the Funds reserve the right to reject any purchase request in their sole discretion. Each transaction will be confirmed on a fully disclosed basis and, if confirmed by Fund Agent(s), a copy of each confirmation will be sent simultaneously to Dealer if Dealer so requests.

         (B) At Dealer's direction, Instructions will be executed at NAV for Customers provided that (1) Customers do not charge a commission or other transaction-related fee, other than a de minimis administrative fee, for placing orders for the purchase of Shares; (2) Dealer will be the only broker or dealer, as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), listed on the account for which Customer is placing an order for the purchase of Shares.

         (C) The procedures relating to all orders will be subject to the terms of the prospectus and statement of additional information of each Fund and Fund Agent(s)' written instructions to Dealer from time to time.

         (D) Dealer may cancel or correct any previously placed orders without the prior approval of Fund Agent(s); provided however, that Dealer will fund any resulting dilution if notified of such dilution by Fund Agent(s).

         (E) In the event of overpayment to a Customer's account upon redemption for any reason, Dealer will use its best efforts to collect such overpayment. If, after such efforts, Dealer is not able to recover all of such overpayment, Dealer will cooperate with the attempts of Fund Agent(s) or the Fund to recover any portion of the overpayment, including providing Fund Agent(s) or the Fund with information reasonably available to Dealer as to the identity of a Shareholder from whom such remainder has not been recovered.

         (F) Dealer will, in satisfaction of a purchase order placed via Fund/SERV on behalf of a Customer, forward or cause to be forwarded such payment to Fund Agent(s) no later than the Business Day next following the date on which the purchase order is effected under the ordinary settlement methods of the National Securities Clearing Corporation (the "NSCC").



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         (G) Dealer will, upon receipt of the monies paid to it by Fund Agent for the redemption of Shares, pay such monies to the appropriate Customer's account. Dealer will not process or affect any redemption with respect to Shares of a certain Fund after receipt by Dealer of notification of the suspension of the determination of the NAV of such Fund.

         (H) Payments for Shares will be made as specified in the applicable Fund prospectus and statement of additional information. If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus and statement of additional information, Fund Agent(s) reserve the right, without notice, to cancel the sale and to hold Dealer responsible for any loss sustained as a result thereof.

         (I) Each Fund will have full authority to take such action as it deems advisable in respect of all matters pertaining to the continuous offering of Shares, including the right, in its discretion, to reject any specific purchase order for Shares, to suspend the settlement of redemptions in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and without notice, to suspend sales or withdraw the offering of Shares of any and all classes entirely.

         (J) Dealer shall forfeit any sales charge or discount due to them with respect to any Shares sold by Dealer and redeemed, repurchased or tendered for redemption within seven (7) business days.

         (K) The following will apply unless Fund Agent(s) execute Schedule B, in which case Exhibit B-1 will supersede this Subsection and govern with respect to late day trading.

                  1. On any day on which the New York Stock Exchange ("NYSE") is open for business ("Business Day"), Instructions received in proper form by Dealer prior to the close of regular trading on the NYSE, which generally is 4:00 p.m. Eastern Time ("Close of Trading"), and with respect to which Dealer transmits orders to Fund Agent(s) via Fund/SERV up to the latest time accepted by Fund/SERV on a given Business Day, will be deemed to have occurred, and will be credited to the respective account, at the per share NAV next calculated after the Close of Trading on that Business Day. Dealer will not transmit orders based on Instructions received from Shareholders after the Close of Trading on any Business Day for that Business Day's NAV.

                  2. On any Business Day, Instructions that Dealer transmits to Fund Agent(s) via Fund/SERV after the latest time accepted by Fund/SERV on a given Business Day will not be accepted at an NAV calculated prior to the Close of Trading on that Business Day, without the prior approval of Fund Agent(s). Fund Agent(s) will have complete and sole discretion as to whether to grant such approval.

                  3. Instructions received in proper form by Dealer after the Close of Trading on any Business Day will be treated as if received on the next following Business Day, and orders based upon such Instructions will be processed at the NAV next calculated after that following Business Day's Close of Trading. Dealer warrants that all orders that Dealer transmits to the Funds for processing as of a particular Business Day will relate only to Instructions received by Dealer prior to the Close of Trading on that Business Day.




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                  4. Dealer will process all Instructions in accordance with the procedures set forth in each Fund's then current prospectus and statement of additional information.

              ARTICLE IV - FUND/SERV; NETWORKING, MATRIX LEVEL III

         (A) Dealer and Fund Agent(s) will be bound by the terms of the Fund/SERV; NETWORKING Agreements filed by each with the NSCC. Without limiting the generality of the following provisions of this section, Dealer and Fund Agent(s) each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and NETWORKING Matrix Level III, or to any other mutually agreeable Matrix Level utilized in the future.

         (B) For each account opened or maintained with a Fund by Dealer on behalf of Customers, Fund Agent(s) or their agents will accept, and effect changes in its records upon receipt of instructions, communications and actions from Dealer electronically through NETWORKING without supporting documentation from Customers. Fund Agent(s) or their agents will be responsible for processing any such instructions, communications or actions from Dealer and for executing Dealer's instructions in a timely manner.

         (C) Any information transmitted through NETWORKING by any party to the other through NETWORKING and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through NETWORKING and to limit the access to, and the inputting of data into, NETWORKING to persons specifically authorized by such party.

         (D) For each Customer account, Dealer will provide the Funds and Fund Agent(s) with all information necessary or appropriate to establish and maintain each account (and any subsequent changes to such information).

         (E) All information that is received by Dealer from the Funds or Fund Agent(s) for inclusion in tax statements relating to an account will be reported to the Customer accurately, completely and in a timely manner by Dealer.

         (F) The official records of each account will be as determined by Fund Agent(s) or their agents. Dealer and Fund Agent(s) will reconcile any differences between their records. Dealer and Fund Agent(s) will each designate liaison personnel to communicate, control and execute any required corrections or reconciliations with respect to any account. In the event of any discrepancy between the records of Dealer and Fund Agent(s) regarding an account, the records of Fund Agent(s) will control pending resolution of the discrepancy.



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                              ARTICLE V - DIVIDENDS

         (A) Upon declaration of each dividend and each capital gain distribution by the Funds' Boards of Trustees/Directors with respect to Shares, Fund Agent(s) will furnish or cause the Funds to furnish to Dealer information setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment will be determined, the amount payable per Share to the Shareholders of record as of that date, and whether such dividend or distribution is to be paid in Shares at the then-current NAV per Share or in cash. On or before the payment date specified in a resolution of the Funds' Board of Trustees/Directors, Fund Agent(s) will furnish or cause the Funds to furnish the total amount payable to Dealer (as agent) on the payment date and will pay to Dealer sufficient cash to make payment to the Customers of dividends or, if applicable, other distributions payable in cash.

         (B) Dealer will provide to Customers automated dividends and dividend options, which will be included in the net settlement proceeds.

              ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF DEALER

         Dealer represents and warrants to Fund Agent(s) that:

         (A) It will comply, and ensure that its Customers comply, with all applicable laws, rules and regulations, including the regulations promulgated by self-regulatory organizations such as the National Association of Securities Dealers, Inc. (the "NASD"), if applicable.

         (B) It has full power and authority under applicable laws and has taken all actions and received all requisite authorizations from third parties to enter into and perform this Agreement;

         (C) It is a broker-dealer as defined in Section 3(a)(4) and 3(a)(5) of the Exchange Act; it is registered with the Securities and Exchange Commission ("SEC") pursuant to Section 15 of the Exchange Act; it is a member of the NASD; its Customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Conduct Rules. Dealer agrees to notify Fund Agent(s) immediately in the event of (i) the termination of its coverage by the SIPC; (ii) its expulsion or suspension from the NASD; or (iii) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Dealer's expulsion or suspension from the NASD will automatically terminate this Agreement immediately without notice;

         (D) It is registered with the appropriate securities authorities in all states in which its activities make such registration necessary;

         (E) It is not required to be a registered transfer agent and will not be required to be so registered in order to perform this Agreement; and



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         (F) The arrangements and fees provided for in this Agreement and the
Schedules hereto will be disclosed to its Customers, or where the Customer is a plan as defined in Section 4975 of the Code ("Plan"), to the investment adviser, trustee, sponsor or administrative committee of the Plan.

          ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF FUND AGENT(s)

         (A) Each Fund Agent represents and warrants to Dealer that it is duly registered, as required, with all regulatory agencies, and is a member in good standing of any requisite associations and self-regulatory organizations.

         (B) The Fund Services Agent responsible for distribution of shares of beneficial interest ("Shares") of the Funds represents and warrants to Dealer that (1) each Fund has filed a registration statement ("Registration Statement") with the SEC relating to its Shares under the Securities Act of 1933, as amended ("1933 Act"), on Form N-1A, including a prospectus and statement of additional information. The Registration Statement conforms in all respects to the requirements of the 1933 Act, the 1940 Act and the rules there under; (2) to the extent required by law, each Fund is registered and its Shares are qualified for sale in all states and other jurisdictions in the United States unless Dealer is notified in writing to the contrary; (3) the then current prospectus for each of the Funds contains such disclosure with respect to fees paid and charges imposed in connection with the sale of the Fund Shares as is necessary to comply with the rules and regulations of the NASD, including, without limitations, disclosure of all compensation of the type described in Schedule C as required by Rule 2830 of the NASD Conduct Rules; (4) each investment adviser of each Fund is registered as an investment adviser under the Investment Advisers Act of 1940
(5) the Registration Statement and any sales materials relating to the Fund provided by Fund Services Agent to Dealer do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and (6) all sales materials will comply in all material respects with the rules and regulations of the SEC, the NASD and any states having applicable rules and regulations and will be filed with the NASD or SEC and the relevant states as required by the rules and regulations of the NASD, the SEC and such states, respectively.

              ARTICLE VIII - DEALER ACTS AS AGENT FOR ITS CUSTOMERS

         (A) The parties agree that in each transaction in the Shares of any Fund pursuant to this Selling/Service Agreement: (1) Dealer is acting as agent for its Customers; (2) each transaction is initiated solely upon the order of the Customers; (3) as between Dealer and Customers, Customers will have record ownership of all Shares of the Funds; (4) each transaction will be for the account of Customers and not for Dealer's account; and (5) each transaction will be without recourse to Dealer provided that Dealer acts in accordance with the terms of this Agreement. Dealer will not have any authority in any transaction to act as agent for the Fund Agent(s) or the Funds.



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         (B) Dealer will not make any representation concerning the Funds except those contained in the relevant prospectus and related statement of additional information and in such printed information as Fund Agent(s) or their affiliates may subsequently prepare or as will be approved by Fund Agent(s) in writing prior to its use. Dealer will not distribute any sales literature or advertisements as those terms are defined under Section 2210 of the NASD Conduct Rules relating to the Funds without Fund Agent(s)' prior written approval.

                          ARTICLE IX - FIDUCIARY STATUS

         Dealer will not perform or provide any duties, which would cause it to be a fiduciary under Section 3(21)(A) of ERISA or Section 4975 of the Code. For purposes of those Sections, Dealer understands that any person who exercises any discretionary authority or discretionary control with respect to any Plan or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

                           ARTICLE X - INDEMNIFICATION

         (A) Dealer will indemnify and hold harmless the Fund Agent(s), the Funds, and their respective officers, directors, trustees, employees, and agents (collectively, "Fund Indemnitees") against any direct or indirect liabilities, losses or costs (including legal fees) (collectively, "Loss") arising from, related to or otherwise connected with (1) any breach by Dealer of any provision of this Agreement; or (2) any acts or omissions of Fund Indemnitees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and given by or on behalf of Dealer; provided, however, that Dealer will not be liable for indemnification hereunder of any Fund Indemnitee to the extent that any Loss results from the negligence or bad faith of such Fund Indemnitee.

         (B) Fund Agent agrees to indemnify and hold harmless Dealer and its officers, directors, trustees, employees, and agents, (collectively, "Dealer Indemnitees") against any Loss arising from, related to otherwise connected with
(1) any breach by Fund Agent of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in any Fund's Registration Statement, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that Fund Agent will not be liable for indemnification hereunder of any Dealer Indemnitee to the extent that any Loss results from the negligence or bad faith of such Dealer Indemnitee.

         (C) If any third party threatens to commence or commences any action for which one party (the "Indemnifying Party") may be required to indemnify the other party (the "Indemnified Party"), the Indemnified Party will promptly give notice thereof to the Indemnifying Party. The Indemnifying Party will be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party which counsel



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will be reasonably satisfactory to the Indemnified Party. If the Indemnifying
Party assumes the control of the defense, the Indemnified Party may participate in the defense of such claim at its own expense. Without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, the Indemnifying Party may not settle or compromise the liability of the Indemnitee in such action or consent to or permit the entry of any judgment in respect thereof unless in connection with such settlement, compromise or consent each Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim.

         (D) The provisions of this Article X will survive the termination of this Agreement.

                 ARTICLE XI - TERM AND TERMINATION OF AGREEMENT

         (A) This Agreement will become effective in this form as of the date set forth below or as of the first date thereafter upon which Dealer executes any transaction, performs any services, or receives any payment pursuant hereto.

         (B) This Agreement may be terminated by either party upon sixty (60) days' prior written notice to the other party, or upon such shorter notice as is required by law (including "automatic termination in the event of an assignment" to the extent the payments under one or more of the Schedules are governed by Rule 12b-1 under the Investment Company Act of 1940), order, or instruction from a court of competent jurisdiction, regulatory body, or self regulatory organization with jurisdiction over the terminating party.

         (C) After termination of this Agreement by Fund Agent(s), no fee will be due with respect to any Shares that are purchased and held by the accounts after the date of termination. However, notwithstanding any such termination, Fund Agent(s) will remain obligated to pay Dealer the fee as to each Share that was considered in the calculation of the fees as of the date of termination for so long as such Shares are held by the accounts and Dealer continues to provide the services to the accounts. This Agreement, or any provision thereof, will survive the termination to the extent necessary for each party to perform its obligations with respect to Shares for which a fee continues to be due subsequent to such termination.

                        ARTICLE XII - AMENDMENTS; WAIVERS

         This Agreement may be amended by Fund Agent(s) from time to time by the following procedure: Fund Agent(s) will send a copy of the amendment to Dealer. If Dealer does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Dealer's objection must be in writing and received by Fund Agent(s) within such thirty (30) days. Provided, however, that any amendment to Schedule C of this Agreement to add additional Fund(s) may be made by either party and will be deemed effective and part of this Agreement upon the day of the first transaction by Dealer with respect to Shares of such Fund(s).



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                          ARTICLE XIII - DEFINED TERMS

         Capitalized terms used but not defined herein will have the meanings given them in Schedule A or Schedule B.

                              ARTICLE XIV - NOTICES

         Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement will be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to will be given or sent to Fund Agent or to Dealer at the address set forth beneath their respective signatures below.

                           ARTICLE XV - GOVERNING LAW

                  This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin.

                            ARTICLE XVI - ARBITRATION

          Any controversy or claim arising out of or relating to this Agreement, or any breach, thereof, shall be settled by arbitration in accordance with the then existing NASD Code of Arbitration Procedure. Any arbitration shall be conducted in Milwaukee, Wisconsin and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                     ARTICLE XVII - SEVERABILITY; CONFLICTS

         If any provision or portion of this Agreement will be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

                         ARTICLE XVIII - CONFIDENTIALITY

         Fund Agent and Dealer agree to preserve the confidentiality of any and all materials and information furnished by either party in connection with this Agreement. The provisions of this Paragraph shall not apply to any information which is: (a) independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) known to the receiving party prior to disclosure by the disclosing party; (c) lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise publicly available through no fault or breach by the receiving party.



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In accordance with Regulation S-P, the parties hereto will not disclose any non-public personal information, as defined in Regulation S-P, regarding any Customer; provided, however, that Dealer or Fund Agent may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Dealer or Fund Agent, or as may be required by law. Both parties agree to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

                       ARTICLE XIX - ANTI-MONEY LAUNDERING

         Dealer represents and warrants that it has adopted an anti-money laundering program ("AML Program") that complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any future amendments (the "PATRIOT Act," and together with the Bank Secrecy Act, the "Act"), the rules and regulations under the Act, and the rules, regulations and regulatory guidance of the SEC, the NASD or any other applicable self-regulatory organization (collectively, "AML Rules and Regulations"). Dealer further represents that its AML Program, at a minimum, (1) designates a compliance officer to administer and oversee the AML Program, (2) provides ongoing employee training, (3) includes an independent audit function to test the effectiveness of the AML Program, (4) establishes internal policies, procedures, and controls that are tailored to its particular business, (5) will include a customer identification program consistent with the rules under section 326 of the Act, (6) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (7) provides for screening all new and existing customers against the Office of Foreign Asset Control ("OFAC") list and any other government list that is or becomes required under the Act, and (8) allows for appropriate regulators to examine Dealer's AML books and records.

                           ARTICLE XX - MARKET TIMING

         Dealer represents that it has and will maintain policies and procedures to detect and prevent any market timing transaction that contravenes the restrictions or prohibitions on market timing, if any, as found in the then current Funds' prospectus and/or statement of additional information. Dealer acknowledges that it is responsible for the sales activities of its licensed representatives including, among other things, improper trading activity in violation of the terms and conditions of the Funds' then current prospectus.

                         ARTICLE XXI - ENTIRE AGREEMENT

         This Agreement, including the Selling/Service Agreement, its Schedules and Exhibits, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes any previous recordkeeping, administrative service, sales, distribution, shareholder service, or other agreements and documents with respect to such matters.

                           ARTICLE XXII - ASSIGNMENTS

         Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; provided, however, that, to the extent permitted by the federal securities laws, this Agreement may be assigned without prior consent by Dealer to any company that acquires all or substantially all of Dealer's assets, or any company or entity into which Dealer is merged or otherwise reorganized.

                      ARTICLE XXIII - TRADEMARK/SERVICEMARK

         (A) Neither party will use the name, logo, trademarks or servicemarks of the other party in any manner without the other party's written consent, except (i) as required by any applicable federal or state law, rule or regulation; and (ii) pursuant to any mutually agreed upon promotional programs.

         (B) The provisions of this Article XXIII will survive the termination of this Agreement.



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DEALER

By:
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Name:
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Title:
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Address:


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Date:
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FUND RECORDKEEPING AGENT

By:
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Name:    Mike McVoy
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Title:   Senior Vice President
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Entity:  US Bancorp Fund Services, LLC
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Address: 615 East Michigan Street
         Milwaukee, WI  53202

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Date:
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FUND SERVICES AGENT

By:
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Name:    James Schoenike
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Title:   President
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Entity:  Quasar Distributors, LLC
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Address: 615 East Michigan Street
         Milwaukee, WI  53202
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Date:
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                                       12

                                   SCHEDULE A
                 SHAREHOLDER AND DISTRIBUTION SERVICES AGREEMENT

         This Agreement is entered into between Dealer and the party or parties listed on the signature page to this Schedule A ("Fund Services Agent"), on behalf of the Funds.

         Dealer will provide or cause to be provided the shareholder and distribution services enumerated in Article XXIV herein. In exchange, Dealer will receive a shareholder and distribution services fee described in Schedule C.

              ARTICLE XXIV - SHAREHOLDER AND DISTRIBUTION SERVICES

         (A) Dealer will render or cause to be rendered (i) personal services to Shareholders and/or the maintenance of accounts of Shareholders ("Shareholder Services"); (ii) distribution and sales services to the Funds and their shareholders ("Sales Services"); or (iii) services which, in the opinion of Fund Services Agent, contribute to the distribution of shares of Funds which have adopted Distribution Plans pursuant to Rule 12b-1 of the 1940 Act ("Support Services").

         (B) Sales Services may include, but are not limited to, (i) training and supervision of its personnel; (ii) maintaining and distributing current copies of prospectuses and shareholder reports; (iii) advertising the availability of its services and products; (iv) providing assistance and review in designing materials to send to Shareholders and potential Shareholders and developing methods of making such materials accessible to Shareholders and potential Shareholders; and (v) responding to Shareholders' and potential Shareholders' questions about the Funds.

         (C) Support Services may include, but are not limited to, the following functions: (i) account openings; (ii) account closings; (iii) account maintenance; (iv) interest posting; (v) prospectus and shareholder reports; (vi) advertisement of its services; (vii) customer lists; (viii) design services; and
(ix) consultation services.

         (D) Dealer agrees to provide Fund Services Agent, upon request, a written description of the Shareholder Services, Sales Services, and Support Services, which Dealer is providing hereunder.

                           ARTICLE XXV - DEFINED TERMS

         Capitalized terms used herein but not defined will have the meanings given them in the Selling/Service Agreement or Schedule B.



DEALER                                  FUND SERVICES AGENT

By:                                     By:
------------------------------------    ---------------------------------------
Name:                                   Name:    James Schoenike
------------------------------------    ---------------------------------------
Title:                                  Title:   President
------------------------------------    ---------------------------------------
Date:                                   Entity:    Quasar Distributors, LLC
------------------------------------    ---------------------------------------
                                        Date:
                                        ---------------------------------------

                                   SCHEDULE B
               RECORDKEEPING AND ADMINISTRATIVE SERVICES AGREEMENT

         This Agreement is entered into between Dealer and the party or parties listed on the signature page to this Schedule B ("Fund Recordkeeping Agent"), on behalf of the Funds.

         Dealer will provide or cause to be provided the recordkeeping and administrative services enumerated in Article XXVI herein in accordance with the operational guidelines set forth on Exhibit B-1. Dealer will maintain or cause to be maintained Sub-Accounts in the Funds in connection with the purchase and redemption of Shares of the Funds through one or more omnibus or master accounts ("Accounts") in each Fund. In exchange, Dealer will receive a recordkeeping and administrative services fee described in Schedule C.

            ARTICLE XXVI - RECORDKEEPING AND ADMINISTRATIVE SERVICES

         (A) Dealer will maintain or cause to
be maintained a record of the Shares held in the Accounts on behalf of each Customer or Shareholder, which will include the name, residence or company address and taxpayer identification number of each Customer or Shareholder.

         (B) Dealer will perform or cause to be performed such other services as Fund Recordkeeping Agent may reasonably request.

                       ARTICLE XXVII - NATURE OF SERVICES

         The Fund Recordkeeping Agent and Dealer agree that the payment of the recordkeeping and administrative services fee is for recordkeeping and administrative services only and not for legal, investment advisory, or distribution services.

                         ARTICLE XXVIII - DEFINED TERMS

         Capitalized terms used herein but not defined will have the meanings given them in the Selling/Service Agreement or Schedule A.

                            ARTICLE XXIX - INSURANCE

         Dealer will maintain insurance, including errors and omissions insurance, and if necessary, bonding, issued by a qualified insurance carrier, of the types ordinarily maintained by like agents servicing mutual funds or their agents, and in commercially recognizable amounts.



DEALER                             FUND RECORDKEEPING AGENT

By:                                By:
-------------------------------    -----------------------------------------
Name:                              Name:    Mike McVoy
-------------------------------    -----------------------------------------
Title:                             Title:   Senior Vice President
-------------------------------    -----------------------------------------
Date:                              Entity:  US Bancorp Fund Services, LLC
-------------------------------    -----------------------------------------
                                   Date:
                                   -----------------------------------------

                                   EXHIBIT B-1
                                LATE DAY TRADING
                             OPERATIONAL GUIDELINES


                                    ARTICLE I

         If Instructions are transmitted to the Fund Recordkeeping Agent after the Close of Trading, then Dealer or Customer will be considered the Fund's agent for purposes of Rule 22c-1 of the 1940 Act and the following procedures will apply:

         (A) Fund Recordkeeping Agent will furnish Dealer, for each Fund, (1) confirmed NAV information as of the Close of Trading on each Business Day; (2) dividend and capital gains information as it arises; and (3) in the case of income Funds, the daily accrual or interest rate factor (mil rate) by means of electronic transmission or other mutually acceptable means by 7:00 p.m. Eastern Time on each Business Day.

         (B) Dealer will communicate to Fund Recordkeeping Agent, by means of electronic transmission or other mutually acceptable means, Instructions with respect to each Account in any of the Funds for the most recent Business Day ("Trade Date") by the later of 9:00 a.m. Eastern Time or the latest time accepted by Fund/SERV on the Business Day one day after the Trade Date. The number of Shares to be purchased or redeemed for a Sub-Account will be determined based upon the NAV at the Close of Trading on the Trade Date, provided that, if Fund Recordkeeping Agent receives the Instructions after the later of 9:00 a.m. Eastern Time or the latest time accepted by Fund/SERV on the Business Day one day after the Trade Date, Fund Recordkeeping Agent will use its best efforts to enter an Account's purchase or redemption order at the NAV at the Close of Trading on the Trade Date, but if Fund Recordkeeping Agent is unable to do so, the transaction will be entered at the NAV next determined after Fund Recordkeeping Agent receives the Instructions.

                                   ARTICLE II

         Dealer will in no event transmit orders based on Instructions that it or its Customers receive from Shareholders after the Close of Trading on any Business Day for that Business Day's NAV. Instructions received in proper form from Shareholders after the Close of Trading on any Business Day will be treated as if received on the next following Business Day, and orders based upon such Instructions will be processed at the NAV next calculated after that following Business Day's Close of Trading. Dealer warrants, and will cause Customer to warrant, that all orders that Dealer transmits to the Funds for processing as of a particular Business Day will relate only to Instructions received by Dealer or Customer prior to the Close of Trading on that Business Day.

                                   SCHEDULE C
                           PAYMENT OF FEES PURSUANT TO
               SHAREHOLDER AND DISTRIBUTION SERVICES AGREEMENT AND
               RECORDKEEPING AND ADMINISTRATIVE SERVICES AGREEMENT



         As compensation for the services rendered by Dealer under Schedule A and Schedule B, respectively, Fund Services Agent and Fund Recordkeeping Agent, respectively, will pay to Dealer a fee as set forth below based on the total assets held by Dealer Customers in each Fund listed herein, calculated daily and paid monthly. Fund Services Agent and Fund Recordkeeping Agent will calculate the fee at the end of each month and will make such payment to Dealer. Fund Services Agent and Fund Recordkeeping Agent will send Dealer a check in the amount calculated and will provide a statement showing the calculation of the monthly amounts payable by Fund Services Agent and Fund Recordkeeping Agent and other supporting documentation as may be reasonably requested by Dealer. Dealer will not commingle assets with respect to which it receives different payments under Schedule A and Schedule B.


                                                             PAYMENT UNDER                PAYMENT UNDER
FUND NAME                                                     SCHEDULE A                   SCHEDULE B
---------                                                    -------------                -------------
         Kensington Strategic Realty Fund                       .25 bp                      None

          Kensington Select Income Fund                         .25 bp                      None

      Kensington Real Estate Securities Fund                    .25 bp                      None